Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

 513/579-7764

Investor – Matt Stautberg

 513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS ITS SIXTH CONSECUTIVE YEAR

OF DOUBLE-DIGIT GROWTH IN ADJUSTED EARNINGS PER SHARE

Diluted 2014 EPS is $4.22, or $4.40 as adjusted, +10% vs. prior year;

Company focuses on continued profitable sales growth as it meets EBITDA rate target

CINCINNATI, Ohio, February 24, 2015 – Macy's, Inc. today reported continued sales and earnings growth in the fourth quarter and full year 2014, ended Jan 31, 2015. In fiscal 2014, the company attained its long-term profitability target (see section below regarding Adjusted EBITDA as a Percent to Net Sales) and has now turned its focus to driving additional profitable sales growth through a series of organic and new businesses initiatives. The company's growth journey remains guided by Macy's core business strategies – My Macy's localization, Omnichannel integration and Magic Selling – which are known by the acronym of M.O.M.

"Macy's, Inc. reached a milestone in 2014 by achieving a 14 percent Adjusted EBITDA Rate, which positions us among best-in-class retailers," said Terry J. Lundgren, chairman and chief executive officer of Macy's, Inc. "Our success in progressively increasing sales with double-digit increases in  profitability in recent years has been the result of disciplined execution of our M.O.M. strategies and continuous improvement in every aspect of our business, made possible by the exceptional talent we have at all levels of the organization."

For the full year 2014, earnings were $4.22 per diluted share, or $4.40 excluding items described below. This represents an increase of 9 percent, or 10 percent excluding items described below, over fiscal 2013. The $4.40 per share is in line with management's initial guidance provided at the beginning of the year for earnings per share, excluding items described below, to be in the range of $4.40 to $4.50 per share in fiscal 2014, and better than the revised guidance in the range of $4.25 to $4.35 provided at the end of the third quarter. Comparable sales growth on an owned plus licensed basis in the full-year 2014 was 1.4 percent. On an owned basis, full-year 2014 comparable sales grew 0.7 percent.

Focused on Growth

"Having now reached such a healthy profitability rate, we are shifting our resources and energies to growing the topline faster while maintaining this high profitability rate level. As described in various announcements made over the past 45 days, we have now fully aligned our management team to fuel organic growth within our existing omnichannel business as customer shopping patterns evolve at both Macy's and Bloomingdale's," Lundgren said.

"Concurrently, we have established an entirely new part of our organization to lead innovation and new growth initiatives – including offprice, international and new store formats," he added. "We expect some of these new activities to enter start-up phases later in 2015, and we remain committed to succeeding in a test-and-learn environment where the best and most promising ideas can be ramped up quickly. We are very excited about our upcoming acquisition of Bluemercury, Inc., widely recognized as America's largest and fastest-growing luxury beauty products and spa retailer. We continue to expect to complete the Bluemercury transaction in the first quarter, with an initial focus on accelerating the growth of its base of self-standing specialty stores in urban and suburban markets, as well as on accelerated omnichannel growth and offering Bluemercury products in Macy's stores. This represents a new channel and access to new customers for our company."

Sales

For the 52 weeks of 2014, Macy's, Inc. sales totaled $28.105 billion, up 0.6 percent from total sales of $27.931 billion in fiscal 2013. Comparable sales growth on an owned plus licensed basis for the full-year 2014 was 1.4 percent. On an owned basis, full-year 2014 comparable sales grew 0.7 percent.

Sales in the 13-week fourth quarter of 2014 totaled $9.364 billion, up 1.8 percent from total sales of $9.202 billion in the fourth quarter of 2013. Comparable sales growth on an owned plus licensed basis for the fourth quarter was 2.5 percent. On an owned basis, fourth quarter comparable sales grew 2.0 percent.

In fiscal 2014, the company opened five stores and closed 22 stores, all as previously announced. Macy's opened new stores in Sarasota, FL; Las Vegas, NV; and The Bronx, NY. Bloomingdale's opened a new replacement store in Palo Alto, CA, and closed an older store in the same center, as well as opened a new furniture clearance store in Wayne, NJ.  Macy's closed stores in Phoenix, AZ; Cupertino, CA; Woodland Hills, CA (2); Bradenton and Port Richey, FL; Southfield, MI; Greensboro, NC; Ledgewood, NJ; DeWitt and Schenectady, NY; Columbus, Richmond Heights and Springfield, OH; York, PA; and Memphis, TN. In addition, Macy's combined three stores into two in the same mall in Torrance, CA, and consolidated two stores into one in the same centers in Minnetonka, MN, Houston, TX, and Arlington, VA. Bloomingdale's closed a furniture clearance store in Mt. Pleasant, NY.

Operating Income

For fiscal 2014, Macy's, Inc.'s operating income totaled $2.800 billion or 10.0 percent of sales, compared with operating income of $2.678 billion or 9.6 percent of sales for fiscal 2013. Macy's, Inc.'s fiscal 2014 operating income included expenses and asset impairment charges of $87 million associated with the previously announced merchandising and marketing restructuring, store and field adjustments, and store closings. This is lower than previously expected because of lower severance costs. Of this $87 million, $33 million was related to non-cash write-offs related primarily to store closings. Excluding these items, operating income for fiscal 2014 was $2.887 billion or 10.3 percent of sales. Macy's, Inc.'s fiscal 2013 operating income included asset impairment charges and other costs and expenses of $88 million primarily associated with store closings, cost reduction initiatives and related items. Excluding these items, operating income for fiscal 2013 was $2.766 billion or 9.9 percent of sales.

Macy's, Inc.'s operating income totaled $1.364 billion or 14.6 percent of sales for the 13-week quarter ended Jan. 31, 2015, compared with operating income of $1.349 billion or 14.7 percent of sales for the fourth quarter of fiscal 2013. Macy's, Inc.'s fourth quarter 2014 operating income included expenses and asset impairment charges of $87 million associated with the previously announced merchandising and marketing restructuring, store and field adjustments, and store closings. Excluding these items, operating income for the fourth quarter of 2014 was $1.451 billion or 15.5 percent of sales.

Fourth quarter 2013 operating income included asset impairment charges and other costs and expenses of $88 million primarily associated with store closings, cost reduction initiatives and related items. Excluding these items, operating income for the fourth quarter of 2013 was $1.437 billion or 15.6 percent of sales.

Earnings Per Share

For the full-year fiscal 2014, Macy's, Inc. earned $4.22 per diluted share, an increase of 9 percent from fiscal 2013.  Earnings per diluted share for fiscal 2014 were $4.40 after excluding charges of $87 million ($54 million after tax or 15 cents per diluted share) associated with previously announced merchandising and marketing restructuring, store and field adjustments, store closings and asset impairments, as well as $17 million ($10 million after tax or 3 cents per diluted share) of interest expense related to the make-whole premium for the early retirement of debt. This represented an increase of 10 percent compared with 2013 earnings per diluted share excluding certain items.

For fiscal 2013, Macy's, Inc. earned $3.86 per diluted share.  Earnings per diluted share for fiscal 2013 were $4.00 after excluding pre-tax expenses and asset impairment charges of $88 million ($54 million after tax or 14 cents per share) associated with store closings, cost reduction initiatives and related items.

Fourth quarter 2014 earnings were $2.26 per diluted share, or $2.44 excluding charges of $87 million ($54 million after tax or 15 cents per diluted share) associated with previously announced merchandising and marketing restructuring, store and field adjustments, store closings and asset impairments, as well as $17 million ($10 million after tax or 3 cents per diluted share) of interest expense related to the make-whole premium for the early retirement of debt. described below. The fourth quarter charges of $87 million were lower than the estimate of $100 million to $110 million provided in the company's Feb. 3 news release on investments for sales growth. This was primarily the result of lower severance expense as the company was able to place more associates than expected in new jobs within the company in the course of its workforce reductions.

In the fourth quarter of 2013, earnings were $2.16 per diluted share. Diluted earnings per share for the fourth quarter of 2013 were $2.31 after excluding pre-tax expenses and asset impairment charges of $88 million ($54 million after tax or 15 cents per share) associated with store closings, cost reduction initiatives and related items.

Adjusted EBITDA as a Percent to Net Sales

            Macy's, Inc. adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) rose in 2014 to $3.923 billion, or 14 percent of sales.

            The company had previously targeted an EBITDA rate of 14 percent. Achieving this target represents significant progress over the past six years since the company adopted a unified organizational structure and market localization in 2009. The company's Adjusted EBITDA rate as a percent to sales was 11.3 percent in fiscal 2009.

            Net income for 2014 was $1.526 billion, or 5.4 percent of sales, compared to net income for 2009 of $329 million, or 1.4 percent of sales.

Cash Flow

Net cash provided by operating activities was $2.709 billion in fiscal 2014, compared with $2.549 billion in fiscal 2013. Net cash used by investing activities in fiscal 2014 was $970 million, compared with $788 million in the previous year. Thus, net cash provided before financing activities was $1.739 billion in fiscal 2014, compared with $1.761 billion in fiscal 2013.

In fiscal 2014, the company repurchased approximately 31.9 million shares of its common stock for approximately $1.9 billion. At Jan. 31, 2015, the company had remaining authorization to repurchase up to approximately $1.0 billion of its common stock.

Looking Ahead

The company expects comparable sales growth on an owned plus licensed basis, as well as on an owned basis, of approximately 2 percent in fiscal 2015. Total sales are expected to grow about 1 percent in fiscal 2015. Earnings of $4.70 to $4.80 per share are expected in 2015. Capital expenditures for 2015 are expected to be approximately $1.2 billion, an increase from $1.07 billion in 2014, reflecting new investment in growth initiatives.

In fiscal 2015, the company expects to open a new Macy's store in Ponce, PR, and a Bloomingdale's in Honolulu, HI.  For fiscal 2016, a new Macy's store has been announced for opening in Kapolei, HI, along with a replacement Macy's store in Los Angeles, CA. Announced new stores for fiscal 2017 include new Macy's and Bloomingdale's in Miami, FL, and a new Bloomingdale's in San Jose, CA. In addition, new Macy's and Bloomingdale's stores are planning to open in Abu Dhabi, United Arab Emirates, in 2018 under license agreements with Al Tayer Group.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company's comparable sales and non-GAAP financial measures.

Investor Conferences

Macy's, Inc. will present at the Bank of America Merrill Lynch 2015 Consumer & Retail Conference at 8 a.m. ET on Tuesday, March 3, in New York City and at the Telsey Advisory Group 7th Annual Spring Consumer Conference at 8:10 a.m. ET on Tuesday, March 24, in New York City. Media and investors may access the live webcast of the presentations at www.macysinc.com/ir at the appointed times. The webcasts will be available for replay.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2014 sales of $28.105 billion. The company operates about 825 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company operates 13 Bloomingdale's Outlet stores. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 24) at 10:30 a.m. ET. The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-835-9927, passcode 8920673. A replay of the conference call can be accessed on the website or by calling 1-888 203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   January 31, 2015

   February 1, 2014

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 9,364		$ 9,202

Cost of sales (Note 1)..............................................	5,589	59.7%	5,464	59.4%

Gross margin..........................................................	3,775	40.3%	3,738	40.6%

Selling, general and administrative expenses..............	(2,324)	(24.8%)	(2,301)	(25.0%)

Impairments, store closing and other costs (Note 2).....	(87)	(0.9%)	(88)	(0.9%)

Operating income.....................................................	1,364	14.6%	1,349	14.7%

Interest expense - net..............................................	(97)		(99)

Premium on early retirement of debt (Note 3)............	(17)		-

Income before income taxes.....................................	1,250		1,250

Federal, state and local income tax expense (Note 4)...	(457)		(439)

Net income.............................................................	$ 793		$ 811

Basic earnings per share..........................................	$ 2.30		$ 2.21

Diluted earnings per share........................................	$ 2.26		$ 2.16

Average common shares:
Basic................................................................	344.3		367.7
Diluted..............................................................	350.9		375.1

End of period common shares outstanding.................	340.6		364.9

Depreciation and amortization expense.....................	$ 266		$ 259

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended January 31, 2015 or February 1, 2014.

(2) For the 13 weeks ended January 31, 2015, includes $33 million of asset impairment charges primarily related to the store closings announced in January 2015, $46 million of severance and other human resource-related costs associated with the organization changes and store closings announced in January 2015, and $8 million of other related costs and expenses. For the 13 weeks ended February 1, 2014, included $39 million of asset impairment charges primarily related to the store closings announced in January 2014, $43 million of restructuring-related costs and expenses associated with the cost-reduction initiatives and organization changes announced in January 2014, primarily severance and other human resource-related costs, and $6 million of other related costs and expenses. These costs amounted to $.15 per diluted share for the 13 weeks ended January 31, 2015 and the 13 weeks ended February 1, 2014.

(3)  For the 13 weeks ended January 31, 2015, includes approximately $17 million on a pre-tax basis, or $10 million after tax or $.03 per diluted share, of expenses associated with the make-whole premium for the retirement of $407 million of 7.875% senior notes due 2015.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations. Additionally, income tax expense for the 13 weeks ended February 1, 2014 benefited from a $13 million ($.03 per diluted share) reduction in the valuation allowance related primarily to state net operating loss carryforwards.

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		52 Weeks Ended

   January 31, 2015

   February 1, 2014

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 28,105		$ 27,931

Cost of sales (Note 1)..............................................	16,863	60.0%	16,725	59.9%

Gross margin...........................................................	11,242	40.0%	11,206	40.1%

Selling, general and administrative expenses..............	(8,355)	(29.7%)	(8,440)	(30.2%)

Impairments, store closing and other costs (Note 2).....	(87)	(0.3%)	(88)	(0.3%)

Operating income....................................................	2,800	10.0%	2,678	9.6%

Interest expense - net..............................................	(393)		(388)

Premium on early retirement of debt (Note 3)...........	(17)		-

Income before income taxes....................................	2,390		2,290

Federal, state and local income tax expense (Note 4)...	(864)		(804)

Net income.............................................................	$ 1,526		$ 1,486

Basic earnings per share..........................................	$ 4.30		$ 3.93

Diluted earnings per share.......................................	$ 4.22		$ 3.86

Average common shares:
Basic................................................................	355.2		378.3
Diluted..............................................................	361.7		384.8

End of period common shares outstanding.................	340.6		364.9

Depreciation and amortization expense......................	$ 1,036		$ 1,020

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method. Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 52 weeks ended January 31, 2015 or February 1, 2014.

(2)  For the 52 weeks ended January 31, 2015, includes $33 million of asset impairment charges primarily related to the store closings announced in January 2015, $46 million of severance and other human resource-related costs associated with the organization changes and store closings announced in January 2015, and $8 million of other related costs and expenses. For the 52 weeks ended February 1, 2014, included $39 million of asset impairment charges primarily related to the store closings announced in January 2014, $43 million of restructuring-related costs and expenses associated with the cost-reduction initiatives and organization changes announced in January 2014, primarily severance and other human resource-related costs, and $6 million of other related costs and expenses. For the 52 weeks ended January 31, 2015 and February 1, 2014, these costs amounted to $.15 and $.14 per diluted share, respectively.

(3)  For the 52 weeks ended January 31, 2015, includes approximately $17 million on a pre-tax basis, or $10 million after tax or $.03 per diluted share, of expenses associated with the make-whole premium for the retirement of $407 million of 7.875% senior notes due 2015.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations. Additionally, income tax expense for the 52 weeks ended February 1, 2014 benefited from a $13 million ($.03 per diluted share) reduction in the valuation allowance related primarily to state net operating loss carryforwards.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	January 31,	February 1,
	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents..................................................	$ 2,246	$ 2,273
Receivables.......................................................................	424	438
Merchandise inventories.....................................................	5,516	5,557
Prepaid expenses and other current assets...........................	493	420
Total Current Assets.......................................................	8,679	8,688

Property and Equipment - net.................................................	7,800	7,930
Goodwill...............................................................................	3,743	3,743
Other Intangible Assets - net.................................................	496	527
Other Assets........................................................................	743	732

Total Assets...................................................................	$21,461	$21,620

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt..................................................................	$ 76	$ 463
Merchandise accounts payable............................................	1,693	1,691
Accounts payable and accrued liabilities..............................	3,109	2,810
Income taxes....................................................................	296	362
Deferred income taxes......................................................	362	400
Total Current Liabilities...................................................	5,536	5,726

Long-Term Debt..................................................................	7,265	6,714
Deferred Income Taxes.......................................................	1,081	1,273
Other Liabilities....................................................................	2,201	1,658
Shareholders' Equity.............................................................	5,378	6,249

Total Liabilities and Shareholders' Equity..........................	$21,461	$21,620

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

January 31, 2015

52 Weeks Ended

February 1, 2014

Cash flows from operating activities:
Net income................................................................	$ 1,526	$ 1,486
Adjustments to reconcile net income to net cash provided by operating activities:
Impairments, store closing and other costs..............	87	88
Depreciation and amortization...............................	1,036	1,020
Stock-based compensation expense.......................	73	62
Amortization of financing costs and premium on acquired debt......................................................	(5)	(8)
Changes in assets and liabilities:
(Increase) decrease in receivables.......................	22	(58)
(Increase) decrease in merchandise inventories......	40	(249)
Increase in prepaid expenses and other current assets.....................................	(3)	(2)
Increase in other assets not separately identified......	(61)	(1)
Increase (decrease) in merchandise accounts payable...	(17)	101
Increase in accounts payable, accrued liabilities and other items not separately identified...	37	48
Increase (decrease) in current income taxes...........	(65)	7
Increase (decrease) in deferred income taxes.........	29	(142)
Increase in other liabilities not separately identified...	10	197
Net cash provided by operating activities.............	2,709	2,549

Cash flows from investing activities:
Purchase of property and equipment............................	(770)	(607)
Capitalized software...................................................	(298)	(256)
Disposition of property and equipment..........................	172	132
Other, net...................................................................	(74)	(57)
Net cash used by investing activities................	(970)	(788)

Cash flows from financing activities:
Debt issued................................................................	1,044	400
Financing costs...........................................................	(9)	(9)
Debt repaid................................................................	(870)	(124)
Dividends paid............................................................	(421)	(359)
Increase in outstanding checks.....................................	133	24
Acquisition of treasury stock........................................	(1,901)	(1,571)
Issuance of common stock...........................................	258	315
Net cash used by financing activities.................	(1,766)	(1,324)

Net increase (decrease) in cash and cash equivalents.........	(27)	437
Cash and cash equivalents at beginning of period................	2,273	1,836

Cash and cash equivalents at end of period..........................	$ 2,246	$ 2,273

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

(All amounts in millions except percentages)

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. See below for supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Comparable Sales Growth

13 Weeks

Ended

January 31,

2015

52 Weeks

Ended

January 31,

2015

Increase in comparable sales on an owned basis (Note 1)...........................................	2.0%	0.7%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)......	0.5%	0.7%

Increase in comparable sales on an owned plus licensed basis............................................	2.5%	1.4%

Notes:

(1)   Represents the period-to-period change in net sales from stores in operation throughout the year presented and the immediately preceding year and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)   Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and via the Internet in the calculation of comparable sales. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e. on an owned basis).

Macy's, Inc. believes that providing changes in comparable sales on an owned plus licensed basis, which includes the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

(All amounts in millions except percentages)

Adjusted EBITDA as a Percent to Net Sales

	2014	2009

Net sales....................................................................................	$ 28,105	$ 23,489
Net income................................................................................	$ 1,526	$ 329
Net income as a percent to net sales...........................................	5.4%	1.4%

Net income................................................................................	$ 1,526	$ 329
Add back interest expense - net..................................................	393	556
Add back premium on early retirement of debt.............................	17	-
Add back federal, state and local income tax expense...................	864	178
Add back impairments, store closing and other costs and division consolidation costs.....................................................	87	391
Add back depreciation and amortization........................................	1,036	1,210
Adjusted EBITDA......................................................................	$ 3,923	$ 2,664
Adjusted EBITDA as a percent to net sales.................................	14.0%	11.3%

Management believes that excluding certain items that may vary substantially in frequency and magnitude from earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage to sales is a useful supplemental measure that assists in evaluating the Company's ability to generate earnings and leverage sales, and to more readily compare these metrics between past and future periods. Management also believes that EBITDA and Adjusted EBITDA are frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates.